Exhibit 99.2

SeaSpine® Announces New Senior Leadership Team Appointments

CARLSBAD, CA May 3, 2022 (GLOBAL NEWSWIRE) – SeaSpine Holdings Corporation (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced that John Bostjancic, previously the Company’s Senior Vice President, Chief Financial Officer, has assumed expanded responsibilities and the title of Chief Operating and Financial Officer. In addition, the Company announced that Hollis Winkler joined the Company as Senior Vice President, Human Resources. With her hiring, Ms. Winkler joined the SeaSpine Senior Leadership Team.

Mr. Bostjancic has served as SeaSpine’s Chief Financial Officer since 2015. He has been an influential leader in enabling and financing SeaSpine’s growth and has assumed increasing operational responsibilities during his tenure. In his expanded role, John will drive operational excellence and continuous improvement initiatives across product development, marketing, quality, regulatory, and supply chain operations for the global spinal implants portfolio. He will be responsible for implementing an operating strategy that drives gross margin and operating leverage while generating revenue growth well above market.

“We believe that SeaSpine has never been in a better position to capitalize on tremendous growth opportunities in the current spine market,” stated Keith Valentine, President and CEO. “With John’s expanded leadership role, I am confident that together we can further scale the business and facilitate deeper cross-functional collaboration that will drive operating efficiencies and better predictability and accountability for improved results that match our accelerated revenue growth. John’s new focus will also enable me to engage in a stronger customer-facing mission with a greater emphasis on our commercial efforts.”

Ms. Winkler will be responsible for architecting SeaSpine’s human resources strategy, including talent acquisition, talent management, diversity and inclusion, compensation and benefits, and employee engagement. In collaboration with senior leadership, Hollis will continue to build a culture that attracts, retains and develops the talent needed to provide the best in spine patient care. Hollis has over 20 years of experience leading human resources strategy, with a focus on business and culture transformation, mergers and acquisitions, and organizational effectiveness. Prior to joining SeaSpine, she served as Vice President, Human Resources at GenMark Diagnostics and, before that, Vice President, Human Resources at Thermo Fisher Scientific.

“Hollis has experience as a transformational Human Resources leader with numerous organizations,” said Mr. Valentine. “She appreciates how the pandemic has created new challenges and changed the workplace environment, and I look forward to seeing her leverage her extensive experience as we navigate a very challenging labor market and seek to further strengthen our employee engagement and retention to enable our growth plans.”

About SeaSpine
SeaSpine (www.seaspine.com) is a global medical technology company focused on the design, development, and commercialization of surgical solutions for the treatment of patients suffering from spinal disorders. SeaSpine’s complete procedural solutions feature its market-leading FLASH™ Navigation, a system designed to improve accuracy of screw placement and provide a cost-effective, rapid, radiation-free solution to surgical navigation, and a comprehensive portfolio of spinal implants and orthobiologics to meet the varying combinations of products that neurosurgeons and orthopedic spine surgeons need to facilitate spinal fusion in degenerative, minimally invasive surgery (MIS), and complex spinal deformity procedures on the lumbar, thoracic and cervical spine. With product development expertise in advanced optics, software, orthobiologic sciences and spinal implants, SeaSpine can offer its surgeon customers a complete solution to meet their patients’ evolving clinical needs. SeaSpine currently markets its products in the United States and in approximately 30 countries worldwide.

Forward-Looking Statements
SeaSpine cautions you that statements in this press release that are not a description of historical facts are forward-looking statements based on the Company’s current expectations and assumptions. Such forward-looking statements include, but are not limited to, statements relating to: the belief that SeaSpine is better positioned than ever to capitalize on tremendous growth opportunities in the current spine market; and the confidence that, with Mr. Bostjancic’s expanded leadership role, the Company can further scale its business and facilitate clearer cross-functional collaboration that will drive operating efficiencies and better predictability and accountability for improved operating results. Among the factors that could cause or contribute to material differences between the Company’s actual results and the expectations indicated by the forward looking statements are risks and uncertainties that include, but are not limited to: the extent of the impact of the COVID-19 pandemic on the Company's business and the economy; reductions in surgical volumes, including the duration of any elective surgery deferrals; the impact of staffing shortages; surgeons’ willingness to adopt the Company’s newly launched products; the risk of supply shortages and associated disruption to product sales; general economic and business conditions in the markets in which the Company does business, both in the U.S. and abroad; and other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. SeaSpine does not intend to revise or update any forward-looking statement in this news release to reflect events or circumstances arising after the date hereof, except as may be required by law.

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Investor Relations Contact
Leigh Salvo
(415) 937-5402
ir@seaspine.com